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                                   EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


        This Registration Rights Agreement (the "Agreement") is entered into as of April 30, 1999, by and among Geron Corporation, a Delaware corporation (the "Purchaser"), and the shareholders of Roslin Bio-Med Ltd. (the "Company"), a company registered in Scotland (each individually, a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

        The Purchaser and the Shareholders have entered into a Share Purchase Agreement of even date with this Agreement (the "Purchase Agreement") pursuant to which Purchaser will acquire all of the issued shares of the Company from the Shareholders (the "Purchase"), and the Shareholders will receive shares of common stock of Purchaser ("Purchaser Stock"). As a condition to the closing of the Purchase, the Shareholders desire to obtain and the Purchaser has agreed to grant certain registration rights to the Shareholders with respect to the Purchaser Stock.

        In consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

        1. DEFINITIONS

                Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                "Advice" has the meaning set forth in Section 3(l) hereof.

                "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," controlling" and "controlled" have meanings correlative to the foregoing.

                "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

                "Commission" means the Securities and Exchange Commission.

                "Common Stock" means Purchaser's Common Stock, par value $.001 per share.



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                "Effectiveness Period" has the meaning set forth in Section 2(a)
hereof, subject to extension in accordance with Section 4(l) hereof.

                "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                "Filing Date" means on or before the 120th day following the Closing Date.

                "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                "Indemnified Party" has the meaning set forth in Section 5(c) hereof.

                "Indemnifying Party" has the meaning set forth in Section 5(c) hereof.

                "Losses" has the meaning set forth in Section 5(a) hereof.

                "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                "Registrable Securities" means (i) the shares of Purchaser Stock issued or issuable to the Shareholders pursuant to the Purchase Agreement (including all shares issued and deposited into the Escrow Fund) and (ii) any shares of Purchaser's capital stock issued with respect to the shares of Purchaser Stock described in clause (i) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

                "Registration Statement" means the registration statement and any additional registration statements contemplated by Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and



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post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                "Securities Act" means the United States Securities Act of 1933, as amended.

                "Special Counsel" means one special counsel to the Holders, for which the Holders will be reimbursed by Purchaser pursuant to Section 4.

        2. SHELF REGISTRATION

                (a) Purchaser shall prepare and file with the Commission, on or prior to the Filing Date, the Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to a "shelf" registration statement under Rule 415. The Registration Statement shall be on Form S-3 or any successor form (except if Purchaser is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the reasonable consent of the original Holders of the Registrable Securities). Purchaser shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof (provided, however, that Purchaser shall have no obligation to cause the Registration Statement to be declared effective prior to the 180th day following the Closing Date) and to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by counsel to Purchaser pursuant to a written opinion letter, addressed to Purchaser's transfer agent to such effect (the "Effectiveness Period").

                (b) Purchaser represents and warrants that it meets the registrant eligibility and transaction requirements for the use of Form S-3 (for secondary offerings) for the registration of the sale of Registrable Securities by the Shareholders and any other Holders, and Purchaser shall file all reports required to be filed by Purchaser with the Commission in a timely manner so as to maintain such eligibility for the use of Form S-3.



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        3. REGISTRATION PROCEDURES

                In connection with Purchaser's registration obligations hereunder, Purchaser shall:

                (a) Prepare and file with the Commission on or prior to the Filing Date a Registration Statement on Form S-3 or its successor form (or if Purchaser is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith or in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders)), and use its best efforts to cause the Registration Statement to become effective and remain effective as provided herein.

                (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                (c) Notify the Holders of Registrable Securities to be sold and their Special Counsel as promptly as possible (i) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;
(iii) if at any time any of the representations and warranties of Purchaser contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (iv) of the receipt by Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



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                (d) Use its best efforts to avoid the issuance of, or, if
issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                (e) Upon request, furnish to each Holder, their Special Counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                (f) Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Purchaser hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                (g) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that Purchaser shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Purchaser to any material tax in any such jurisdiction where it is not then so subject.

                (h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request.

                (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact



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required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (j) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq National Market prior to the date the Registration Statement becomes effective and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by Purchaser are then listed.

                (k) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of Purchaser and its subsidiaries, and cause the officers, directors, agents and employees of Purchaser and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that if any information is determined in good faith by Purchaser in writing to be of a confidential nature at the time of delivery of such information, then prior to delivery of such information, Purchaser and the Holders shall enter into a confidentiality agreement reasonably acceptable to Purchaser and the Holders providing that such information shall be kept confidential, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities (provided, however, that Purchaser shall be given notice of any such pending disclosure so that Purchaser may seek a protective order); (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than Purchaser and such source is not known by such Person to be bound by a confidentiality agreement with Purchaser.

                (l) Purchaser may require each selling Holder to furnish to Purchaser information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and Purchaser may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                        Each Holder covenants and agrees that, subject to
Section 7 of this Agreement, (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(f) and notice from Purchaser that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.



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                        Each Holder agrees by its acquisition of such
Registrable Securities that, upon receipt of a notice from Purchaser of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until the earlier of (i) the expiration of 90 days from the date of receipt of such notice, (ii) such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(f), or (iii) it is advised in writing (the "Advice") by Purchaser that the use of the applicable Prospectus may be resumed, and, in the case of either (ii) or (iii) above, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement; provided, however, that the Purchaser may not utilize this right more than once in any twelve-month period; and provided further, however, that the Effectiveness Period shall be extended automatically by a number of days equal to the period of time that the Holders discontinue the disposition of Registrable Securities pursuant to this Section 4(l).

        4. REGISTRATION EXPENSES

                All fees and expenses incident to the performance of or compliance with this Agreement by Purchaser shall be borne by Purchaser whether or not pursuant to an underwritten offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq National Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for Purchaser and Special Counsel for the Holders, (v) Securities Act liability insurance, if Purchaser so desires such insurance, and (vi) fees and expenses of all other Persons retained by Purchaser in connection with the consummation of the transactions contemplated by this Agreement (including the fees of accountants retained to conduct any audit of the Company's financial statements). In addition, Purchaser shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.



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        5. INDEMNIFICATION

                (a) INDEMNIFICATION BY PURCHASER. Purchaser shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to Purchaser by such Holder expressly for use therein, which information was reasonably relied on by Purchaser for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (provided that Purchaser amended any disclosure with respect to the method of distribution upon written notice from the Holders that such section of the Prospectus should be revised in any way). In addition, Purchaser shall not be liable for any Losses to any Holder with respect to any untrue or alleged untrue statement or omission or alleged omission if such statement or omission was made in a preliminary Prospectus that is corrected in a final Prospectus (or any amendment or supplement thereto) if the person asserting such Losses purchased Common Stock from a Holder in reliance upon such preliminary Prospectus (or a Prospectus which was subsequently amended or supplemented) or the Prospectus, as subsequently amended or supplemented, that was delivered by Purchaser to such Holder prior to written confirmation of the sale of the Common Stock to such person in any case where such delivery of such Prospectus to the purchaser of the Common Stock (as amended or supplemented) is required, unless such failure to deliver such final Prospectus to the purchaser of the Common Stock (as amended or supplemented) was a result of noncompliance by Purchaser with Section 3(f) of this Agreement. Purchaser shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which Purchaser is aware in connection with the transactions contemplated by this Agreement.

                (b) INDEMNIFICATION BY HOLDERS. Each Holder shall, severally and not jointly, indemnify and hold harmless Purchaser, the directors, officers, agents and employees, each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and



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Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to Purchaser specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by Purchaser for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus. In no event shall the aggregate liability of any selling Holder hereunder together with any liability of such selling Holder under Section 5(d) hereof be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior



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written consent of the Indemnified Party, effect any settlement of any pending
Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                (d) CONTRIBUTION. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall the aggregate liability of any selling Holder hereunder together with any liability of such selling Holder under Section 5(b) hereof be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.



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        6. RULE 144

                As long as any Holder owns Registrable Securities, Purchaser covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Purchaser after the date hereof pursuant to Section 13(a) or l5(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. As long as any Holder owns Registrable Securities, if Purchaser is not required to file reports pursuant to Section 13(a) or l5(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. Purchaser further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Purchaser Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any Holder, Purchaser shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

        7. RESTRICTIONS ON SALES

                (a) The Ruby Institute (the "Institute") agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to Affiliates who agree to be similarly bound) (collectively, "Institute Transfer Restrictions") the Purchaser Stock issued to the Institute pursuant to the Purchase Agreement prior to the expiration of one year following the Closing Date.

                (b) The Institute and Purchaser agree and acknowledge that it is in their mutual interest that disposition of Purchaser Stock be accomplished in a manner that does not disrupt or undermine the trading market for Purchaser's Common Stock on the Nasdaq National Market. Therefore, the Institute shall not sell or otherwise transfer more than 35,000 shares of Common Stock during any three-month period following the expiration of the Institute Transfer Restrictions set forth in Section 7(a) above without the prior written approval of Purchaser. Subject to the foregoing, all sales of Common Stock by the Institute shall be subject to all applicable policies of Purchaser relating to insider trading.

                (c) 3i Group plc ("3i") agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to Affiliates who agree to be similarly bound) (collectively, "3i Transfer Restrictions") the Purchaser Stock issued to 3i pursuant to the Purchase Agreement prior to the expiration of 180 days following the Closing Date.

                (d) Each of John Brown and Ian Kent (the "Directors") agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to Affiliates who agree to be similarly bound) (collectively, "Director Transfer Restrictions") the Purchaser Stock issued to the Directors pursuant to the Purchase Agreement prior to the expiration of 180 days following the Closing Date; provided, however, that notwithstanding the foregoing, each Director may sell at any time permitted under U.S. securities laws a number of shares of Purchaser Stock that would yield proceeds sufficient to cover any tax obligations or exercise and transaction costs incurred by such Director as a result of exercise of his Company stock options prior to the Closing.

                (e) The Directors and Purchaser agree and acknowledge that it is in their mutual interest that disposition of Purchaser Stock be accomplished in a manner that does not disrupt or undermine the trading market for Purchaser's Common Stock on the Nasdaq National Market. Therefore, neither Director shall sell or otherwise transfer more than 25% of the number of shares of Purchaser Common Stock allocated to such Person pursuant to the Purchase Agreement (as adjusted for stock splits, stock dividends and similar transactions) during any three-month period following the expiration of the Director Transfer Restrictions set forth in Section 7(d) above without the prior written approval of Purchaser; provided, however, that notwithstanding the foregoing, each Director may sell at any time permitted under U.S. securities laws a number of shares of Purchaser Stock that would yield proceeds sufficient to cover any tax obligations or exercise and transaction costs incurred by such Director as a result of exercise of his Company stock options prior to the Closing. Subject to the foregoing, all sales of Common Stock by the Directors shall be subject to all applicable policies of Purchaser relating to insider trading for so long as the Director remains an employee of or consultant to the Purchaser, the Company or the Institute and for a period of 180 days following termination of any such employment or consulting relationship.

                (f) Each of the Shareholders other than the Institute, 3i and the Directors (each, a "Remaining Shareholder") agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to Affiliates who agree to be similarly bound) (collectively, "Remaining Shareholder Transfer Restrictions") the Purchaser Stock issued to such Remaining Shareholder pursuant to the Purchase Agreement prior to the expiration of one year following the Closing Date; provided, however, that notwithstanding the foregoing, each Remaining Shareholder may sell at any time permitted under U.S. securities laws a number of shares of Purchaser Stock that would yield proceeds sufficient to cover any tax obligations or exercise and transaction costs incurred by such Remaining Shareholder as a result of exercise of his Company stock options prior to the Closing.

                (g) Each Remaining Shareholder and Purchaser agree and acknowledge that it is in their mutual interest that disposition of Purchaser Stock be accomplished in a manner that does not disrupt or undermine the trading market for Purchaser's Common Stock on the Nasdaq National Market. Therefore, no Remaining Shareholder shall sell or otherwise transfer more than 25% of the number of shares of Purchaser Common Stock allocated to such Person pursuant to the Purchase Agreement (as adjusted for stock splits, stock dividends and similar transactions) during any three-month period following the expiration of the Remaining Shareholder Transfer Restrictions set forth in Section 7(f) above without the prior written approval of Purchaser; provided, however, that notwithstanding the foregoing, each Remaining Shareholder may sell at any time permitted under U.S. securities laws a number of shares of Purchaser Stock that would yield proceeds sufficient to cover any tax obligations or exercise and transaction costs incurred by such Remaining Shareholder as a result of exercise of his Company stock options prior to the Closing. Subject to the foregoing, all sales of Common Stock by the Remaining Shareholders shall be subject to all applicable policies of Purchaser relating to insider trading for so long as the Remaining Shareholder remains an employee of or consultant to the Purchaser, the Company or the Institute and for a period of 180 days following termination of any such employment or consulting relationship.

        8. MISCELLANEOUS

                (a) REMEDIES. In the event of a breach by Purchaser or by a Holder of any of their obligations under this Agreement, each Holder, or Purchaser, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Purchaser and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                (b) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, contains the entire understanding of the parities with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

                (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by Purchaser and the Holders of at least a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                (d) NOTICES. The notice provisions set forth in Section 9.1 of the Purchase Agreement shall apply to all notices given or required to be given under this Agreement.

                (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.

                (f) ASSIGNMENT OF REGISTRATION RIGHTS. The rights of each Holder hereunder, including the right to have Purchaser register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Purchaser within a reasonable time after such assignment, (ii) Purchaser is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time Purchaser receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with Purchaser to be bound by all of the provisions of this Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                (h) GOVERNING LAW. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of Purchaser and the Shareholders as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                (j) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

PURCHASER:

GERON CORPORATION



By:       _________________________________________

Name:     _________________________________________
                         (print)

Title:    _________________________________________

Address:  230 Constitution Drive
          Menlo Park, CA 94025

Facsimile Number:  (650) 473-7701



SHAREHOLDERS:

_________________________



By:       _________________________________________

Name:     _________________________________________
                          (print)

Title:    _________________________________________

Address:  _________________________________________

          _________________________________________

Facsimile Number:__________________________________